EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2017 RESULTS

VERO BEACH, Fla. (March 7, 2018) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company") today announced results of operations for the three month period ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Net loss of $18.4 million, or $1.45 per common share
•	Income tax provision of $18.1 million, or $1.43 per common share
•	Book value per share of $4.40
•	Company to discuss results on Friday, March 9, 2018, at 10:00 AM ET

Details of Fourth Quarter 2017 Results of Operations

The Company reported net loss of $18.4 million, for the three month period ended December 31, 2017.  The results for the quarter included advisory services revenue of $2.0 million, interest and dividend income of $2.6 million, interest expense of $1.0 million, net realized and unrealized losses of $2.1 million, operating expenses of $1.9 million and an income tax provision of $18.1 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended December 31, 2017, Bimini's statement of operations included a fair value adjustment of $(1.4) million and dividends of $0.6 from its investment in Orchid common stock.  Also during the three months ended December 31, 2017, Bimini recorded $2.0 million in advisory services revenue for managing Orchid's portfolio consisting of $1.6 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2017	$195,151,197	$1,642,730	$1,196,476	$2,839,206	$197,990,403
Securities Purchased	18,290,339	-	-	-	18,290,339
Return of Investment	n/a	(189,166)	(76,966)	(266,132)	(266,132)
Pay-downs	(4,552,224)	n/a	n/a	n/a	(4,552,224)
Premium Lost Due to Pay-downs	(369,454)	n/a	n/a	n/a	(369,454)
Mark to Market (Losses) Gains	(1,341,047)	23,133	(82,886)	(59,753)	(1,400,800)
Market Value - December 31, 2017	$207,178,811	$1,476,697	$1,036,624	$2,513,321	$209,692,132

The tables below present the allocation of capital between the respective portfolios at December 31, 2017 and September 30, 2017, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2017.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 0.8% and (1.3)%, respectively, for the fourth quarter of 2017.  The combined portfolio generated a return on invested capital of approximately 0.4%.

Capital Allocation
			Structured Security Portfolio
		Pass-Through	Interest-Only	Inverse Interest
		Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2017
Market Value		$207,178,811	$1,476,697	$1,036,624	$2,513,321	$209,692,132
Cash equivalents and restricted cash(1)		8,619,350	-	-	-	8,619,350
Repurchase Agreement Obligations		(200,182,751)	-	-	-	(200,182,751)
	(2)	$15,615,410	$1,476,697	$1,036,624	$2,513,321	$18,128,731
		86.1%	8.2%	5.7%	13.9%	100.0%
September 30, 2017
Market Value		$195,151,197	$1,642,730	$1,196,476	$2,839,206	$197,990,403
Cash equivalents and restricted cash(1)		5,974,532	-	-	-	5,974,532
Repurchase Agreement Obligations		(187,373,780)	-	-	-	(187,373,780)
	(2)	$13,751,949	$1,642,730	$1,196,476	$2,839,206	$16,591,155
		82.9%	9.9%	7.2%	17.1%	100.0%
(1)	Amount excludes restricted cash of $133,510 and $173,420 at December 31, 2017 and September 30, 2017, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of repo cost)	$1,270,121	$976	$22,758	$23,734	$1,293,855
Realized and unrealized (losses) gains	(1,710,501)	23,133	(82,886)	(59,753)	(1,770,254)
Hedge gains(1)	546,138	n/a	n/a	n/a	546,138
	$105,758	$24,109	$(60,128)	$(36,019)	$69,739
Beginning Capital Allocation	13,751,949	1,642,730	1,196,476	2,839,206	16,591,155
Return on Invested Capital for the Quarter(2)	0.8%	1.5%	(5.0)%	(1.3)%	0.4%

(1)	Excludes gains of approximately $237,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the fourth quarter of 2017, the Company received approximately $4.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 8.8% for the fourth quarter of 2017.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio
December 31, 2017	7.2	16.9	8.8
September 30, 2017	5.2	18.8	8.3
June 30, 2017	5.9	20.4	9.9
March 31, 2017	4.8	18.8	8.8
December 31, 2016	5.5	27.3	11.1
September 30, 2016	9.4	19.7	13.6
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2017 and 2016.

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
December 31, 2017
Fixed Rate MBS	$207,179	98.8%	4.21%	321	1-Dec-47
Interest-Only Securities	1,476	0.7%	3.43%	229	25-Dec-39
Inverse Interest-Only Securities	1,037	0.5%	5.01%	278	25-Apr-41
Total Mortgage Assets	$209,692	100.0%	4.21%	320	1-Dec-47
December 31, 2016
Fixed Rate MBS	124,299	95.4%	4.24%	347	1-Oct-46
Interest-Only Securities	2,654	2.0%	3.48%	245	25-Dec-39
Inverse Interest-Only Securities	3,349	2.6%	5.52%	325	25-Dec-46
Total Mortgage Assets	$130,302	100.0%	4.26%	344	25-Dec-46

($ in thousands)
	December 31, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$178,581	85.2%	$120,961	92.8%
Freddie Mac	30,896	14.7%	8,870	6.8%
Ginnie Mae	215	0.1%	471	0.4%
Total Portfolio	$209,692	100.0%	$130,302	100.0%

Entire Portfolio	December 31, 2017	December 31, 2016
Weighted Average Pass Through Purchase Price	$109.06	$110.31
Weighted Average Structured Purchase Price	$6.02	$6.74
Weighted Average Pass Through Current Price	$107.13	$107.54
Weighted Average Structured Current Price	$7.06	$10.40
Effective Duration (1)	3.832	4.769

(1)
Effective duration of 3.832 indicates that an interest rate increase of 1.0% would be expected to cause a 3.832% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2017.  An effective duration of 4.769 indicates that an interest rate increase of 1.0% would be expected to cause a 4.769% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2017, the Company had outstanding repurchase obligations of approximately $200.2 million with a net weighted average borrowing rate of 1.52%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $210.0 million.  At December 31, 2017, the Company's liquidity was approximately $6.5 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2017.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$81,204	40.6%	1.53%	$4,505	45
Citigroup Global Markets, Inc.	35,421	17.7%	1.58%	2,661	49
Mirae Asset Securities (USA) Inc.	29,338	14.7%	1.50%	1,608	28
South Street Securities, LLC	28,099	14.0%	1.55%	1,645	35
KGS - Alpha Capital Markets, L.P.	26,121	13.0%	1.39%	1,313	16
	$200,183	100.0%	1.52%	$11,732	38

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election.  As such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2017, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures positions at December 31, 2017.

($ in thousands)
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$60,000	1.90%	1.97%	$41
2019	60,000	2.32%	2.27%	(31)
2020	60,000	2.60%	2.36%	(145)
2021	60,000	2.80%	2.42%	(230)
Total / Weighted Average	$60,000	2.41%	2.25%	$(365)

($ in thousands)
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$26,000	1.84%	1.97%	$33
2019	26,000	1.63%	2.27%	166
2020	26,000	1.95%	2.36%	107
2021	26,000	2.22%	2.42%	51
Total / Weighted Average	$26,000	1.91%	2.25%	$357

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2017 was $4.40.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2017, the Company's stockholders' equity was $55.7 million with 12,660,627 Class A Common shares outstanding.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The fourth quarter of 2017 was another strong growth quarter for Bimini.  This caps a strong year as we continue to take advantage of our tax net operating loss carryforwards to organically grow our MBS portfolio at our subsidiary, Royal Palm Capital. While the Tax Cuts and Jobs Act, passed late in the year, lowered the corporate rate from 35% to 21% and therefore caused us to record a significant tax provision of $18.1 million primarily due to the lowered value of our deferred tax asset, we continued to generate positive net cash flows to deploy into the MBS portfolio.  As the external manager of Orchid Island Capital, our management fees increase as Orchid Island is able to grow its capital base.  During the fourth quarter of 2017 Orchid grew its capital base by approximately 12% and approximately 39% for all of 2017.  This caused our advisory services revenue to increase by 5% in the fourth quarter of 2017 and 35% for the year.  The incremental revenues enabled us to grow the MBS portfolio at Royal Palm by 6% for the fourth quarter of 2017 and 61% for all of 2017.  As the portfolio grows our net interest income typically grows as well, depending on changes in the average yield of our assets in relation to our funding costs.  For the fourth quarter of 2017 our net interest income grew by 28% and the sum of our net interest income and dividends on our Orchid Island shares increased by 22%.  For the year the comparable figures are 22% and 30%.

"As Orchid Island management fees increase and/or the Royal Palm portfolio grows, the potential net interest income generated by the MBS portfolio grows.  With the tax net operating losses we are able to retain any net income and increase the size of the portfolio further.  We intend to use this organic growth model to utilize our available loss carryovers.  We estimate these loss carryovers to be $19.1 million at Bimini and $253.5 million at Royal Palm as of December 31, 2017

Turning to macroeconomic developments for the quarter, the fourth quarter of 2017 marked a reversal of the trend in place for the first nine months of the year. The shifts that occurred were numerous.  Perhaps the most significant from a long-term perspective was the surprise success the Trump administration had in passing a substantive tax package – The Tax Cuts and Jobs Act of 2017 (the "Act").  The significance of the Act was two-fold.  On the one hand, its passage ended the Trump administration's string of legislative failures, and on the other, we believe the legislation should be stimulative for the economy – at least for the first five years after passage and before certain provisions are reduced or eliminated.  The effect of the passage of the Act was reinforced by strong economic data that bolstered the "risk on" sentiment in the markets.  The equity markets continued to set new record high closes almost daily, while other risk assets, such as commodities and investment grade and sub-investment grade debt, continued to perform very well.

"A second significant event that impacted the markets during the fourth quarter actually occurred late in the third quarter.  Following the September 2017 meeting of the Federal Reserve Open Market Committee (the "FOMC"), chair Yellen stated the Federal Reserve (the "Fed") viewed recent soft inflation data as owing to transitory factors and that they remained confident that inflation would trend towards their 2% target level over the medium term.  This acknowledgement by the Fed that they would look past soft inflation data in the near term, and continue to remove accommodation, forced the market to reprice expectations for additional interest rate hikes. Just prior to the September 2017 meeting, the market was pricing in an approximately 50% chance of one hike by the Fed over the next 12 months. In contrast, the Fed's most recent "dot plot" implies three interest rate hikes in 2018.  By January 2018, the market was pricing over 2.5 hikes in 2018, and the gap that existed in August and early September 2017 had essentially been closed.  Further, the yield on the 10-year U.S. T-Note reached 2.406% by December 29, 2017, and surpassed 2.9% in February 2018.  This represents a significant movement from August 2017 when the 10-year U.S. T-Note was threatening to break below 2%. Combined, these two events drove the yield curve flatter, with the January 29, 2018 yield spread between the 5-year U.S. T-Note and 30-year U.S. Treasury Bond at the lowest level since late 2007.

"The mortgage market was impacted by these events in a positive way.  The strong "risk on" tone of the markets continued to drive spreads available in the various investment grade and sub-investment grade markets tighter.  By comparison, Agency MBS spreads appeared relatively attractive and continued to tighten over the course of the fourth quarter.  In early January 2018, the spread of the 30-year, fixed rate conventional mortgage to the 10-year U.S. T-Note hit its tightest level since early 2013.  This spread has since widened as longer-term rates continue to inch higher, as extension fears entered the market.  Extension refers to the phenomenon by which the weighted average life of a mortgage cash flow extends as prepayment activity slows due to higher prevailing mortgage rates available to borrowers. Going forward, the balance between the volume of mortgage supply – generally a function of the level of available mortgage rates and prepayment levels - and the effect of reduced purchases by the Fed will be critical for Agency MBS performance."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2017, and 2016, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2017 and 2016.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject to Change)

	December 31, 2017	December 31, 2016
ASSETS
Mortgage-backed securities	$209,692,132	$130,301,989
Cash equivalents and restricted cash	8,752,860	5,651,437
Investment in Orchid Island Capital, Inc.	14,105,934	15,108,240
Retained interests in securitizations	653,380	1,113,736
Accrued interest receivable	746,121	512,760
Deferred tax assets, net	44,524,584	63,833,063
Other assets	6,113,786	6,349,179
Total Assets	$284,588,797	$222,870,404

LIABILITIES AND EQUITY
Repurchase agreements	$200,182,751	$121,827,586
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	1,909,358	2,091,480
Total Liabilities	228,896,549	150,723,506
Stockholders' equity	55,692,248	72,146,898
Total Liabilities and Equity	$284,588,797	$222,870,404
Class A Common Shares outstanding	12,660,627	12,631,627
Book value per share	$4.40	$5.71

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Advisory services	$7,431,359	$5,488,691	$2,033,340	$1,558,158
Interest and dividend income	8,573,041	6,578,741	2,617,636	1,870,673
Interest expense	(3,033,367)	(1,855,984)	(1,008,925)	(541,303)
Net revenues	12,971,033	10,211,448	3,642,051	2,887,528
(Losses) gains	(3,672,718)	59,938	(2,114,684)	(1,041,931)
Expenses	6,402,785	5,743,664	1,851,398	1,662,700
Net income (loss) before income tax benefit	2,895,530	4,527,722	(324,031)	182,897
Income tax expense (benefit)	19,378,150	1,141,718	18,094,969	(976,181)
Net (loss) income	$(16,482,620)	$3,386,004	$(18,419,000)	$1,159,078

Basic and Diluted Net (loss) income Per Share of:
CLASS A COMMON STOCK	$(1.30)	$0.27	$(1.45)	$0.09
CLASS B COMMON STOCK	$(1.30)	$0.27	$(1.45)	$0.09

	Consolidated
	Three Months Ended December 31,
Key Balance Sheet Metrics	2017	2016
Average MBS(1)	$203,841,267	$131,951,832
Average repurchase agreements(1)	193,778,266	123,909,309
Average equity(1)	64,898,520	71,565,545

Key Performance Metrics
Average yield on MBS(2)	3.88%	3.89%
Average cost of funds(2)	1.41%	0.81%
Average economic cost of funds(3)	1.77%	1.20%
Average interest rate spread(4)	2.47%	3.08%
Average economic interest rate spread(5)	2.11%	2.69%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is an asset manager that invests primarily in residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).

Through our wholly-owned subsidiary, Bimini Advisors Holdings, LLC ("Bimini Advisors"), we serve as the external manager of Orchid Island Capital, Inc. ("Orchid"). Orchid is a publicly-traded real estate investment trust (NYSE: ORC).  Orchid is managed to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. As Orchid's external manager, Bimini Advisors receives management fees and expense reimbursements for managing Orchid's investment portfolio and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini Advisors is at all times subject to the supervision and oversight of Orchid's board of directors and has only such functions and authority as are delegated to it.

We also manage the portfolio of our wholly-owned subsidiary, Royal Palm Capital, LLC ("Royal Palm"). Royal Palm is managed with an investment strategy similar to that of Orchid.  Bimini Capital Management, Inc. and its subsidiaries are headquartered in Vero Beach, Florida.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, March 9, 2018, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 5979217.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com